UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2021

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in further detail below, C&F Financial Corporation (the Corporation) has entered into or amended various agreements and other compensatory arrangements related to certain aspects of the compensation of its executive officers. The agreements, amendments and award modifications adopted or entered into by the Corporation on December 21, 2021 and December 23, 2021 affecting certain of its executive officers (the Amendments), were approved by the Board of Directors (the Board) of the Corporation, based on the recommendations of the Compensation Committee (the Committee) of the Board. The Amendments were designed and considered as a coordinated set of changes such that, taken as a whole, they would (a) ensure the compensation and benefits offered to executive officers have the effect they are designed to have, including payment of change in control benefits, and mitigate adverse tax consequences to the extent possible, (b) address concerns that existing arrangements, including Section 280G tax gross-up provisions and open “window period” provisions during which an executive could voluntarily terminate employment for any reason following a change in control, may present windfall risks or may otherwise be unfavorable to the Corporation, (c) more closely align the Corporation’s executive compensation program, including compensation levels for termination benefits, and incentive compensation plan provisions with current market practices, and (d) simplify the design and administration of the Corporation’s nonqualified deferred compensation plan. The Amendments were recommended by the Committee, which is comprised solely of independent directors, and were based in part on consultations with Pearl Meyer & Partners, LLC, which serves as the Committee’s independent compensation consultant on matters involving compensation of executive officers, certain other senior officers, and directors of the Corporation and its subsidiaries.

Prior to the Amendments, in the case of certain executive officers, the terms of existing change in control agreements and certain unvested awards made it likely that upon a change in control and termination of employment some portion of certain payments or benefits to be awarded to the executive either (a) would be “excess parachute payments” under Section 280G of the Internal Revenue Code (the Code), resulting in payment of additional tax gross-up benefits and adverse tax consequences to the Corporation or (b) would be reduced in order to avoid the consequences of Section 280G and the related excise tax that would be imposed on the executive officer by Section 4999 of the Code, either of which outcome would be inconsistent with the intended design of the Corporation’s executive compensation program. The Committee determined that the most significant factors contributing to the likelihood of such outcomes were the vesting provisions of certain equity awards and supplemental retirement (SERP) contributions and determined further that such vesting provisions were also inconsistent with general market practices and imposed service conditions on executive officers that were longer than service conditions imposed by most of the Corporation’s peers for similar awards.

Based on the foregoing and other determinations and recommendations of the Committee and to more closely align certain aspects of the Corporation’s executive compensation program with current market practices, the Amendments, among other things:

●	Remove Section 280G tax gross-up provisions for Thomas F. Cherry, President and CEO of the Corporation and its wholly-owned subsidiary Citizens and Farmers Bank (the Bank), and Larry Dillon, Executive Chairman of the Corporation and the Bank;
●	Institute shorter service conditions related to vesting of equity awards and SERP contributions for executive officers;
●	Provide for a severance benefit to certain executive officers in case of their termination by the Corporation without cause or by the executive with good reason, each as defined in related agreements;
●	Obtain covenants of confidentiality, non-disparagement, non-piracy, non-solicitation and non-competition from certain executive officers in certain circumstances;
●	Increase the payments and benefits due to certain executive officers upon termination of employment under certain conditions following a change in control;
●	Remove provisions that allowed for payment of termination benefits following a change in control in the event the executive officer voluntarily terminates employment without good reason during certain “window periods;”
●	Modify the performance measures used to determine the amounts of certain incentive compensation awards beginning in 2022;

●	Remove separate provisions for discretionary contributions related to Excess Benefits (as defined below) from the Corporation’s nonqualified deferred compensation plan, while retaining provisions for discretionary SERP contributions; and
●	Other changes and provisions as discussed more fully below.

While the Amendments removed Section 280G tax gross-up provisions and “window period” provisions from change in control agreements with certain executive officers, the change in control agreement among the Corporation, the Bank’s wholly-owned subsidiary C&F Mortgage Corporation (C&F Mortgage), and Bryan McKernon, President and CEO of C&F Mortgage also contains a Section 280G tax gross-up provision and “window period” provision and was not modified by the Amendments. The Corporation intends to enter an amended change in control agreement with Mr. McKernon in 2022 that would not include these provisions.

Employment Agreements and Amended and Restated Change in Control Agreements

Thomas F. Cherry.  On December 23, 2021, the Corporation, the Bank and Mr. Cherry entered into an employment agreement (the Cherry Employment Agreement). The Cherry Employment Agreement has an initial term of one year and will renew for successive one-year periods unless either party provides written notice of non-renewal during the then-current term.  The Cherry Employment Agreement provides for payment of base salary and the executive’s eligibility to receive such equity awards and cash incentive compensation as determined by the Board or its designee.  Incentive-based compensation paid to the executive is subject to clawback as may be required under the Corporation’s clawback policy or under provisions of applicable law, Securities and Exchange Commission rule or regulation or stock exchange requirement.  In addition, the Cherry Employment Agreement entitles the executive to participation in employee benefit plans as determined by the Board or its designee.  Under the Cherry Employment Agreement, in the event of termination of employment due to death or incapacity (as defined in the agreement), the executive is entitled to (a) unpaid base salary through the date of termination and (b) any other benefits vested and payable under any plans, policies or programs (collectively, the Accrued Obligations).  Under the Cherry Employment Agreement, in the event of termination of employment without cause (as defined in the agreement) while the Cherry Employment Agreement is in place or during the one-year period following the termination of the Cherry Employment Agreement due to non-renewal by the Corporation (generally referred to as a termination without cause) or by the executive for good reason (as defined in the agreement), then, provided the executive timely executes a general release of claims, the executive is entitled to the Accrued Obligations and a lump-sum cash payment equal to the executive’s annual base salary in effect immediately preceding the termination of employment and, provided certain conditions are met, a monthly payment equal to the employer-paid portion of COBRA continuation coverage, payable for 12 months.  In the event of termination of employment without cause or by the executive for good reason, post-termination payments will cease if the executive fails to comply with the covenants set forth in the Cherry Employment Agreement.  Under the Cherry Employment Agreement, in the event of termination of employment for cause or by the executive without good reason, the executive is entitled to the Accrued Obligations.  The Cherry Employment Agreement requires the executive to comply with confidentiality and non-disparagement covenants as well as 12-month non-piracy and non-solicitation covenants.  The Cherry Employment Agreement will terminate if a change in control of the Corporation or the Bank occurs during the executive’s employment and any severance benefits payable upon a termination of employment on or following such change in control shall be determined and paid solely pursuant to the second amended and restated change in control agreement among the Corporation, the Bank and Mr. Cherry (the Cherry CIC Agreement), as described below.  In the event of termination of the Cherry Employment Agreement, the executive remains obligated to comply with the confidentiality, non-disparagement, non-piracy and non-solicitation covenants as set forth in the agreement.

In connection with the Cherry Employment Agreement, on December 23, 2021, the Corporation, the Bank and Mr. Cherry also entered into the Cherry CIC Agreement. As amended and restated, the Cherry CIC Agreement provides for certain payments and benefits in the event of a termination of employment without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement) during the period beginning on the occurrence of a change in control (as defined in the agreement) and ending on the second anniversary of the change in control.  In such event, Mr. Cherry is entitled to receive a lump-sum cash payment equal to the sum of 2.99 times his highest annual base salary during the 24-month period preceding the change in control and 2.99 times his highest annual bonus for the three fiscal years preceding the change in control and is generally entitled to receive continuing benefits under group health plans providing medical, prescription, dental and vision benefits (the group health plans) for three years following termination of employment.

Prior to the December 23, 2021 amendment and restatement, the change in control agreement with Mr. Cherry provided for certain payments and benefits in the event of a termination of employment without cause or by the executive for good reason during the two-year period following a change in control and also in the event of a voluntary termination of employment by the executive for any reason during three “window periods” following a change in control.  Prior to the December 23, 2021 amendment and restatement, Mr. Cherry would have been entitled to receive a lump-sum cash payment equal to the sum of two times his highest annual base salary and two times his highest annual bonus for the applicable period and to receive continuing health insurance, life insurance, and similar benefits under the Corporation’s welfare benefit plans (the welfare benefit plans) for two years following termination and to have two years credited as service towards completion of any service requirement for retiree coverage under the welfare benefit plans.  In addition, prior to the December 23, 2021 amendment and restatement, Mr. Cherry also would have been entitled to receive the full amount of the change in control payments and benefits in connection with a termination of employment prior to a change in control, if the termination was at the request of a third party who was a party to the change in control or otherwise arose in connection with or in anticipation of the change in control (collectively, a termination in anticipation of a change in control).

The Cherry CIC Agreement eliminates the “window period” provisions that would have entitled the executive to voluntarily terminate employment for any reason following a change in control and receive the full amount of the change in control payments and benefits.  The Cherry CIC Agreement also eliminates the provisions that would have entitled Mr. Cherry to receive the full amount of the change in control payments and benefits in connection with a termination in anticipation of a change in control.  In connection with the elimination of these provisions, the Cherry CIC Agreement instead provides for a special termination payment in the limited circumstance in which Mr. Cherry’s employment is involuntarily terminated without cause prior to a change in control, if the termination is at the request of a third party who is a party to the change in control or otherwise arose in connection with or in anticipation of the change in control and if Mr. Cherry has complied with the non-disclosure and non-competition covenants under the Cherry CIC Agreement and with the non-piracy, non-solicitation and non-disparagement covenants under the Cherry Employment Agreement (the special termination payment).  In such event, the special termination payment to which Mr. Cherry would be entitled is a lump-sum cash payment equal to the sum of two times his highest aggregate annual base salary during the 24-month period preceding the termination date and three times his highest annual bonus for the three fiscal years preceding the termination date.  This special termination payment would be in addition to any payments or benefits under the terms of the Cherry Employment Agreement.

The Cherry CIC Agreement continues to include the non-disclosure covenant that was in effect prior to the December 23, 2021 amendment and restatement, adds a 12-month non-competition covenant, and incorporates the non-piracy, non-solicitation and non-disparagement covenants set forth in the Cherry Employment Agreement.

The Cherry CIC Agreement also eliminates the Section 280G gross-up for any excise tax imposed by Section 4999 of the Code upon payments under the agreement.  Instead, the Cherry CIC Agreement provides that in the event an amount to be paid to Mr. Cherry would be considered an “excess parachute payment” under Section 280G of the Code, then such payment will be reduced to the largest amount that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code, so long as such reduced amount is greater than the after-tax amount Mr. Cherry would have received had the amount not been so reduced (a best net after-tax benefit provision).

Jason E. Long and S. Dustin Crone.  On December 23, 2021, the Corporation, the Bank and Jason E. Long, Executive Vice President, Chief Financial Officer and Secretary of the Corporation and the Bank, entered into an employment agreement (the Long Employment Agreement), and also on December 23, 2021, the Corporation, the Bank’s wholly-owned subsidiary C&F Finance Company (C&F Finance) and S. Dustin Crone, President and Chief Executive Officer of C&F Finance, entered into an employment agreement (the Crone Employment Agreement). The Long Employment Agreement and the Crone Employment Agreement have substantially identical provisions as the Cherry Employment Agreement.

In connection with the Long Employment Agreement and the Crone Employment Agreement, on December 23, 2021 the Corporation, the Bank and Mr. Long entered into an amended and restated change in control agreement (the Long CIC Agreement), and the Corporation, C&F Finance and Mr. Crone entered into an amended and restated change in control agreement (the Crone CIC Agreement). The Long CIC Agreement and the Crone CIC Agreement have substantially identical provisions and reflect substantially identical design changes as the Cherry CIC Agreement, except as described below.  In the event of a termination of employment without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement) during the period beginning on the occurrence of a change in control (as defined in the agreement) and ending on the second anniversary of the change in control, each of Mr. Long and Mr. Crone is entitled to receive a lump-sum cash payment equal to the sum of two times his highest annual base salary during the 24-month period preceding the change in control and two times his highest annual bonus for the three fiscal years preceding the change in control and is generally entitled to receive continuing benefits under the group health plans for two years following termination of employment.  Prior to the December 23, 2021 amendment and restatement, each of Mr. Long and Mr. Crone would have been entitled to receive a lump-sum cash payment equal to the sum of his highest annual base salary and his highest annual bonus for the applicable period and to receive continuing benefits under the welfare benefit plans for one year following termination and to have one year credited as service towards completion of any service requirement for retiree coverage under the welfare benefit plans.  Each of the Long CIC Agreement and the Crone CIC Agreement eliminates the “window period” provisions that would have entitled the executive to voluntarily terminate employment for any reason following a change in control and receive the full amount of the change in control payments and benefits, and eliminates the provisions that would have entitled the executive to receive the full amount of the change in control payments and benefits in connection with a termination in anticipation of a change in control.  In connection with the elimination of these provisions, each of the Long CIC Agreement and the Crone CIC Agreement instead provides for a special termination payment determined in the same manner and payable in the same limited circumstance as under the Cherry CIC Agreement, except that in the case of Mr. Long and Mr. Crone the amount of the special termination payment is equal to the sum of his highest aggregate annual base salary during the 24-month period preceding the termination date and two times his highest annual bonus for the three fiscal years preceding the termination date.

The Long CIC Agreement and the Crone CIC Agreement each continues to include the non-disclosure covenant that was in effect prior to the December 23, 2021 amendment and restatement, adds a 6-month non-competition covenant, and incorporates the non-piracy, non-solicitation and non-disparagement covenants set forth in the executive’s respective employment agreement.

Prior to the December 23, 2021 amendment and restatement, each of the Long CIC Agreement and the Crone CIC Agreement provided that, in the event an amount to be paid to the executive is considered an “excess parachute payment” under Section 280G of the Code, then such payment would be reduced to the largest amount that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code (a Section 280G cutback).  Each of the Long CIC Agreement and the Crone CIC Agreement replaces this Section 280G cutback with a best net after-tax benefit provision.

Larry G. Dillon.  On December 23, 2021, the Corporation, the Bank and Mr. Dillon entered into a second amended and restated change in control agreement (the Dillon CIC Agreement). The Dillon CIC Agreement provides for certain payments and benefits in the event of a termination of employment without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement) during the period beginning on the occurrence of a change in control (as defined in the agreement) and ending on the second anniversary of the change in control.  In such event, Mr. Dillon continues to be entitled to receive a lump-sum cash payment equal to the sum of 2.5 times his highest annual base salary during the 24-month period preceding the change in control and 2.5 times his highest annual bonus for the three fiscal years preceding the change in control and is generally entitled to receive continuing benefits under the group health plans providing vision benefits for three years following termination of employment.  Mr. Dillon also has a right to continued medical, prescription and dental coverage under a separate agreement with the Corporation.  While the December 23, 2021 amendment and restatement did not change the lump sum cash payment payable upon a change in control, prior to the amendment and restatement, Mr. Dillon would have been entitled to receive continuing health insurance, life insurance, and similar benefits under the Corporation’s welfare benefit plans for three years after termination, and to have three years credited as service towards completion of any service requirement for retiree coverage under the welfare benefit plans.  In addition, Mr. Dillon continues to be entitled to receive the full amount of the change in control payments and benefits in connection with a termination of employment in anticipation of a change in control.

Prior to the December 23, 2021 amendment and restatement, the change in control agreement with Mr. Dillon provided for certain payments and benefits in the event of a termination of employment without cause or by the executive for good reason during the two-year period following a change in control and also in the event of a voluntary termination of employment by the executive for any reason during three “window periods” following a change in control.  In addition, prior to the December 23, 2021 amendment and restatement, Mr. Dillon also would have been entitled to request, within six months after his termination, that the Corporation acquire his primary residence for its fair market value.  In connection with the changes described above, the Dillon CIC Agreement eliminates the “window period” provisions and the provision regarding the acquisition of Mr. Dillon’s primary residence.

The Dillon CIC Agreement continues to include the non-disclosure covenant that was in effect prior to the December 23, 2021 amendment and restatement and adds a 6-month non-competition covenant.

The Dillon CIC Agreement eliminates the Section 280G gross-up for any excise tax imposed by Section 4999 of the Code upon payments under the agreement.  Instead, the Dillon CIC Agreement replaces this provision with a best net after-tax benefit provision.

Each of the amended and restated change in control agreements also includes certain other clarifying and administrative updates.

This description of the employment agreements and amended and restated change in control agreements is only a summary and is qualified in its entirety by reference to each of the Cherry Employment Agreement, the Long Employment Agreement, the Crone Employment Agreement, the Cherry CIC Agreement, the Long CIC Agreement, the Crone CIC Agreement and the Dillon CIC Agreement, which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 , Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Management Incentive Plan

On December 21, 2021, the Board, based on the recommendation of the Committee, approved amendments to the C&F Financial Corporation Management Incentive Plan dated June 13, 2019.  The amendments, set forth in an amended and restated Management Incentive Plan (the MIP), are effective January 1, 2022.

The MIP continues to provide opportunities for annual cash incentive compensation awards and long-term equity incentive compensation awards to certain executive officers for achievement of specific goals selected by the Committee.  The long-term equity incentive compensation award under the MIP includes an annual component and a performance component (the performance-based equity awards).

The amendments to the MIP update the annual cash award incentive for the Chief Financial Officer of the Corporation and the Bank to operate in the same manner as the annual cash award incentive for the Chief Executive Officer of the Corporation and the Bank.  Beginning with the 2022 plan year, the annual cash award targets for the Chief Financial Officer will be based solely on achievement of goals with respect to the Corporation’s return on equity (ROE) and return on assets (ROA), in each case as defined by the Committee, compared to a peer group of banks selected by the Committee.  Prior to the amendments, the annual cash award targets for the Chief Financial Officer were based on the net income of the Corporation and other measurements deemed relevant by the Committee.  The Committee believes that basing the Chief Financial Officer’s annual cash award incentive on ROE and ROA aligns his incentive compensation with that of the President and CEO of the Corporation and the Bank, and rewards each of them for overall corporate performance in order to generate and sustain long-term shareholder value.

In addition, beginning with the 2022 plan year, unless otherwise provided by the Committee, the performance-based equity awards to executive officers will be based on (or in the case of certain executive officers, based in part on) achievement of goals with respect to the Corporation’s three-year annual return on tangible common equity, as defined by the Committee, compared to a peer group of banks selected by the Committee.  The Committee believes that  basing a portion of the equity awards under the MIP on the three-year annual return on tangible common equity more closely aligns the MIP with current market practices for long-term equity incentive compensation awards for executive officers, and aligns the interests of executive officers with those of the Corporation’s common shareholders by rewarding executive officers for long-term corporate performance in order to generate and sustain long-term shareholder value.  Prior to the amendments, the performance-based equity awards to the executive officers were based on achievement of goals with respect to the Corporation’s three-year annual growth in tangible book value, as defined by the Committee, compared to a peer group of banks selected by the Committee.

The amendments also include certain other clarifying and administrative updates.

This description of the MIP is only a summary and is qualified in its entirety by reference to the C&F Financial Corporation Management Incentive Plan as amended and restated effective January 1, 2022, as approved by the Board on December 21, 2021, which is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Accelerated Vesting of Certain Outstanding Time-Based Restricted Stock Awards

On December 21, 2021, the Board, based on the recommendation of the Committee, approved amendments to certain outstanding restricted stock awards previously granted to executive officers.  The relevant outstanding restricted stock awards were originally subject to five-year cliff vesting, meaning that, subject to earlier vesting or forfeiture as provided in the award agreement, each award would vest in full on the fifth anniversary of the grant date.  In connection with the amended and restated change in control agreements with Messrs. Cherry, Long, Crone and Dillon, and based on the Committee’s determination that the original service condition of the relevant outstanding restricted stock awards is longer than the service condition imposed by most of the Corporation’s peers for similar awards and the Committee’s determination that existing vesting conditions made it likely that certain termination payments would, upon a change in control, be subject to adverse tax consequences to executives or the Corporation as “excess parachute payments” under Section 280G of the Code or subject to reduction under the terms of the change in control agreements, the Board amended outstanding restricted stock awards for executive officers of the Corporation as follows: (a) all such restricted stock awards granted in 2017 and 2018 vested in full on December 21, 2021, and (b) all such restricted stock awards granted in 2019, 2020 and 2021 were amended so that, subject to earlier vesting or forfeiture as provided in the award agreements, each such award will now vest in full on the third anniversary of its respective grant date. The amendment of restricted stock awards as described above applies to restricted stock awards granted to all of the Corporation’s executive officers.  While Mr. McKernon’s change in control agreement contains a Section 280G tax gross-up provision and “window period” provision and was not modified by the Amendments, the Corporation intends to enter an amended change in control agreement with Mr. McKernon in 2022 that would not include these provisions.

Amended and Restated Non-Qualified Deferred Compensation Plan for Executives

The Corporation maintains the C&F Financial Corporation Non-Qualified Deferred Compensation Plan for Executives (the Nonqualified Plan) for senior officers of the Corporation and its subsidiaries.  The Nonqualified Plan allows executive officers to make deferrals of salary or cash incentive compensation.  The Corporation makes discretionary contributions into the Nonqualified Plan, including SERP contributions, for certain executive officers.  On December 21, 2021, the Board, based on the recommendation of the Committee, approved an amendment and restatement of the Nonqualified Plan effective January 1, 2021 to simplify the design and administration of the plan regarding future discretionary contributions by the Corporation. Prior to December 21, 2021, the plan provided for discretionary employer contributions related to benefits (Excess Benefits) that would have been contributed or accrued to the benefit of executives under tax-qualified benefit plans sponsored by the Corporation’s subsidiaries but were limited due to provisions in the Code that cap employer provided benefits based on compensation. The amendment removed separate plan provisions for discretionary contributions related to Excess Benefits, while discretionary contributions continue to be permitted in the form of SERP contributions.

The Board also approved an amendment to the vesting schedule for certain discretionary SERP contributions previously made by the Corporation for Messrs. Long and Crone.

In connection with the amended and restated change in control agreements for Messrs. Long and Crone, and based on the Committee’s determination that the existing vesting conditions for SERP awards were not consistent with market practices and made it likely that certain termination payments would, upon a change in control, be subject to adverse tax consequences to executives or the Corporation as “excess parachute payments” under Section 280G of the Code or subject to reduction under the terms of the change in control agreements, on December 21, 2021, the Board amended the vesting schedule for certain discretionary SERP contributions previously made by the Corporation for Messrs. Long and Crone as follows: (i) discretionary SERP contributions made for performance periods beginning before January 1, 2021 (and on or after January 1, 2017) will now vest on September 30 of the fifth plan year following the performance period for which the respective contribution was made, provided the executive remains employed on such date, and (ii) discretionary SERP contributions made for performance periods beginning before January 1, 2017 vested in full on December 21, 2021.  Prior to the December 21, 2021 amendments to the vesting schedule, such discretionary SERP contributions for Messrs. Long and Crone would have vested upon the first to occur of the executive’s retirement at or after age 65, death, disability or a change in control.  The Amendments did not impact past discretionary SERP contributions for Messrs. Cherry and Dillon, who have previously been vested in all past SERP contributions.

Item 8.01	Other Events.

The Bank maintains the Virginia Bankers Association Cash Balance Pension Plan for Citizens & Farmers Bank (the Retirement Plan) as a tax-qualified cash balance pension plan.  On December 21, 2021, the Board of Directors of the Bank approved an amendment to the Retirement Plan to limit participation to employees hired before January 1, 2022. With no new entrants to the Retirement Plan, the Corporation expects that service cost related to the Retirement Plan will decrease in future periods as the number of active participants decreases over time due to retirements or other terminations. Separately, the Corporation expects to recognize a pre-tax non-cash settlement charge of $1.3 million in the fourth quarter of 2021 as part of the net periodic benefit cost of the Retirement Plan as a result of aggregate lump-sum benefit payments during 2021 that exceeded the threshold for settlement accounting. Lump-sum benefit payments were higher than normal during 2021 primarily because a number of active participants chose to receive in-service distributions at a time when their benefit amount was higher due to low interest rates. The settlement charge is a reclassification of actuarial losses previously recognized as a component of accumulated other comprehensive income and will reduce the amortization of actuarial losses included in net periodic benefit cost of the Retirement Plan in future periods.

Forward-Looking Statements

Statements made in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Corporation, include statements as to the anticipated impact on service cost in future periods resulting from the amendment of the Retirement Plan to limit participation to employees hired before January 1, 2022 and the anticipated reduced amortization of actuarial losses in future periods resulting from the anticipated pre-tax settlement charge in the fourth quarter of 2021.  The Corporation’s ability to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Corporation and its subsidiaries include, but are not limited to, the ability to achieve the cost savings contemplated by the limitation of participation; future levels of lump sum distributions under the Retirement Plan; changes in interest rates; changes in market values of assets held by the Retirement Plan; and the other factors detailed in the Corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2020. As a result, actual results may differ materially from the forward-looking statements in this Form 8-K.

These factors are not necessarily all of the factors that could cause the Corporation’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm the Corporation’s results.  All forward-looking statements attributable to the Corporation or persons acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Corporation does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Corporation updates one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect to those or other forward-looking statements.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated December 23, 2021 by and among C&F Financial Corporation, Citizens and Farmers Bank and Thomas F. Cherry

10.2	Employment Agreement dated December 23, 2021 by and among C&F Financial Corporation, Citizens and Farmers Bank and Jason E. Long

10.3	Employment Agreement dated December 23, 2021 by and among C&F Financial Corporation, C&F Finance Company and S. Dustin Crone

10.4	Second Amended and Restated Change in Control Agreement dated December 23, 2021 by and among C&F Financial Corporation, Citizens and Farmers Bank and Thomas F. Cherry

10.5	Amended and Restated Change in Control Agreement dated December 23, 2021 by and among C&F Financial Corporation, Citizens and Farmers Bank and Jason E. Long

10.6	Amended and Restated Change in Control Agreement dated December 23, 2021 by and among C&F Financial Corporation, C&F Finance Company and S. Dustin Crone

10.7	Second Amended and Restated Change in Control Agreement dated December 23, 2021 by and among C&F Financial Corporation, Citizens and Farmers Bank and Larry G. Dillon

10.8	C&F Financial Corporation Management Incentive Plan, as amended and restated, effective January 1, 2022

104Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	December 27, 2021	By:	/s/ Jason E. Long
Name: Jason E. Long
Title: Chief Financial Officer and Secretary